Corporate Structure Hudson City, MHC 65% Public Ownership 35% Hudson City Savings Bank Hudson City Bancorp, Inc. 100%

Largest Savings Bank Headquartered in NJ Over 450,000 Customers Over 80 Branches throughout 15 NJ Counties Supervised by OTS since January 1, 2004

Financial Profile Assets: $17.9 Billion Loans: $9.5 Billion Deposits: $10.8 Billion Total Capital: $1.4 Billion Equity to Assets: 7.75% 3 Year Average Asset Growth: 23% Growth: 23% Growth: 23% Growth: 23% Growth: 23% Growth: 23% Growth: 23% Growth: 23% As of March 31, 2004

Stock Performance Total Return Performance of 829% since 7/99 Assumptions: Reinvestment of dividends in additional shares of the same class of equity securities as those listed above. Graph Source: * SNL Financial LC / ** Bloomberg Financial Database There can be no assurance that stock performance will continue into the future with the same or similar trends as those depicted in the graph above. with the same or similar trends as those depicted in the graph above. with the same or similar trends as those depicted in the graph above.

Stock Performance Source: Nasdaq Online - Trade History Hudson City Bancorp, Inc. (Nasdaq: HCBK) On May 18, 2004 the stock closed at $34.01 per share. A 580% increase in less than five years, and a 12 month increase of 40% There can be no assurance that stock performance will continue into the future with the same or similar trends as those depicted in the graph above.

Top Performing Savings Bank in the Country 109.2% One-Year Return on Investment 58.8% Average Return for the Past Three-Year Period

Source: Keefe, Bruyette & Woods, Inc. (data as of December 31, 2003) Competitive Position For Banks and Thrifts: 45th in Total Assets # 1 Ranking - Price Performance # 1 Ranking - Asset Quality (net charge offs/average loans; Q4) # 2 Ranking - Efficiency Ratio (total non-interest expense)/(net interest income + total non-interest income)

Operating Efficiency Hudson City was named one of the MOST EFFICIENT BANKS IN THE NATION (in the third quarter 2003 among the largest 500 U.S. bank holding companies)

Forbes Position Hudson City ranked 349th of the US Companies listed in the recent Forbes 2000. Hudson City was 360 in 2003 and 493 in 2002 in the Forbes 500 list. Ranking based on a criteria of sales, profits, assets and market value.

Business Strategy Major Goals

Grow Balance Sheet

Total Assets (in millions) $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 $8,519 12/31/1999 $9,380 12/31/2000 $11,427 12/31/2001 $14,145 12/31/2002 $17,033 12/31/2003 $17,920 3/31/2004

Asset Quality No commercial loans Majority (97.3%) of loans are one- to four-family 1st mortgages Average loan size: approximately $257,000 Originated loans are all in NJ Purchased loans primarily in the northeast quadrant of the US, including the Carolinas and east of the Mississippi As of December 31, 2003

Asset Quality 3/04 12/03 12/02 12/01 12/00 12/99 Non-performing loans to total loans .24% .23% .29% .26% .27% .33% Non-performing assets to total assets .13% .12% .15% .14% .14% .17% Net (charge-offs) / recoveries $(7) $146 $(9) $(9) $4 $(52) (dollars in thousands)

Total Deposits & Borrowings (in millions) $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 $6,688 $300 12/31/1999 $6,604 $1,250 12/31/2000 $7,913 $2,150 12/31/2001 $9,139 $3,600 12/31/2002 $10,454 $5,150 12/31/2003 $10,760 $5,650 3/31/2004 Borrowings Deposits

High Value Checking Over $3 Billion in Deposits Up $357.6 Million Since December 31, 2003 ???? High Interest Rate ???? Value Added Services ???? Bonus CD Rates ???? 24/7 Access

Expand Market Area Proven Demographics with a Thrift Hungry Market: Disruption Strategy Deposit Rate Advantage Expected High Growth: Vision Strategy

May 2004: New Locations in New Jersey Bayonne East Windsor West Windsor

Long Island Locations: Long Island Locations: Riverhead Southold Southampton Hampton Bays

Riverhead Market Seven Banks - Nine Offices Total Deposits - $1,222,000,000 $250 million increase (27%) (June 2002 - June 2003) Average Deposits per household: $173,407 Average Deposits per Branch: $135,200,000 Source: FDIC.gov as of June 30, 2003

Riverhead Center National chain stores, including... And others

Increase Earnings

Increase Earnings Net Income (in thousands) $0 $50,000 $100,000 $150,000 $200,000 $250,000 $107,386 12/31/1999 $114,826 12/31/2000 $134,549 12/31/2001 $192,033 12/31/2002 $207,410 12/31/2003 $56,229 3/31/2004

Increase Earnings 1999 2000 2001 2002 2003 East 0.24 0.52 0.68 1.01 1.11 Earnings Per Share (diluted)

Pay Dividends

Pay Dividends Quarterly Cash Dividend Increased to $0.17 Per Common Share Payable June 1, 2004 17th Consecutive Quarterly Dividend Increase 51.6% Dividend Payout Ratio at March 31, 2004 ..

Stock Repurchases

Stock Repurchases Since March 28, 2000, the Board of Directors approved the repurchase of 52.4 million shares of stock through five repurchase programs 7.0 million shares yet to be purchased at March 31, 2004 Treasury Stock of 41.7 million shares as of March 31, 2004, representing 38% of the (108.7 million) Shares Sold to the Public (non-MHC shares) in 1999

Interest Rate Environment 10 Year US Treasury 3.51% 4.84% +1.33% 30 Year HC Conforming Mtg. 5.25% 6.25% +1.00% High Value Checking 2.15% 2.15% -0- (dollars in billions) 6/30/03 5/13/04 Change 5 Year US Treasury 2.41% 4.00% +1.59% 3/31/03 3/31/04 Change High Value Checking $1.45 $3.07 +$1.62 For the three months ended: For the three months ended: For the three months ended: 9/30/03 12/31/03 3/31/04 Net Interest Margin 2.49% 2.64% 2.69%

Cost of Funds Three months Ended 3/31/04: Three months Ended 3/31/04: Three months Ended 3/31/04: Deposits Borrowings Total New York Community Bancorp 0.78% 2.33% 1.61% North Fork Bancorporation 0.92% 3.74% 1.62% Commerce Bancorp 0.91% 3.70% 0.98% Hudson City Bancorp, Inc. 1.96% 3.57% 2.52% Source: March 31, 2004 Form 10-Q

Our Efficiency and Strong Asset Quality Allows Us to Pay More on Deposits and Charge Less on Loans. Our Customers and Shareholders are the Winners!